Exhibit 99.1

COMPANY CONTACTS:

Investors/Analysts:

Matt Bond

Executive Vice President & CFO

(703) 464-6300

MONDAY, MARCH 26, 2007

PRA INTERNATIONAL ADOPTS STOCKHOLDER RIGHTS PLAN

Reston, Virginia, March 26, 2007 — PRA International (NASDAQ: PRAI) announced today that its Board of Directors adopted a Stockholder Rights Plan in which one preferred stock purchase right will be distributed as a dividend for each common share held of record as of the close of business on April 4, 2007 (the “Rights”).

The Rights Plan is designed to deter coercive takeover tactics and to prevent an acquiror from gaining control of the Company without offering a fair price to all of the Company’s stockholders. The Rights will not prevent a takeover, but should encourage anyone seeking to acquire the Company to negotiate with the Board of Directors prior to attempting a takeover.

The Rights will be exercisable on the earlier to occur of (1) the tenth day following the date on which a person or group acquires beneficial ownership of 20% or more of the Company’s common stock or (2) the tenth business day (or such later day as the Board of Directors of the Company may determine) following the commencement or announcement of, or announcement of an intention to make, a tender offer or exchange offer which would result in such person or group beneficially owning 20% or more of the Company’s common stock. The date on which the Rights become exercisable is referred to as the “Distribution Date.” Each Right will entitle the holder to buy one one-thousandth of a share of a new series of junior participating preferred stock for $110.00.

If any person or group becomes the beneficial owner of 20% or more of the Company’s common stock (with certain limited exceptions), then each Right not owned by such holder will entitle its holder to purchase, at the Right’s then-current exercise price, common shares having a market value of twice the Right’s then-current exercise price. In addition, if, after any person has become a 20% or more stockholder, the Company is involved in a merger or other business combination transaction with another person, each

Right will entitle its holder (other than such 20% or more stockholder) to purchase, at the Right’s then-current exercise price, common shares of the acquiring company having a value of twice the Right’s then-current exercise price.

The Company generally will be entitled to redeem the Rights at a redemption price of $0.01 per Right until the Distribution Date. The Rights will expire on March 23, 2017.

Further details about the Rights Plan will be contained in a Form 8-K to be filed with the Securities and Exchange Commission by the Company.

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements that are subject to risks and uncertainties relating to PRA International’s future financial and business performance, as well as any other predictive statements that depend on future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “will,” “estimate” or similar expressions of futurity. You should not place undue reliance on any forward-looking statements, which represent the Company’s statements only as of the date of this news release and are not intended to give any assurance as to actual future events. Factors that might cause future events to differ include: the ongoing need for early and late phase drug development services; project cancellations and timing issues; our ability to attract and retain qualified personnel; our ability to continue providing our services effectively, including the quality or accuracy of the data or reports provided and our ability to meet agreed-upon schedules; the ability and willingness of our clients to continue to spend on research and development at rates comparable to or greater than historical levels; trends or events affecting the CRO industry and the demand for CRO services; government regulation, including regulatory standards applicable to CRO services; evolving industry standards and technological changes; and general business and economic conditions. Events relating to PRA International could differ materially from those anticipated in these forward-looking statements. Although these statements are based upon assumptions Company management believes to be reasonable based upon available information, they are subject to the foregoing risks and uncertainties as well as those described more fully in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K. This document can be accessed in the SEC’s EDGAR database found at http://www.sec.gov. Please note that PRA International assumes no obligation to update any of the forward-looking statements in this release, except as required by applicable securities laws.

About PRA International

PRA International is one of the world’s leading global clinical development organizations, with over 2,700 employees working from offices in North America, Europe, South America, Africa, Australia and Asia. PRA delivers services to its clients through a unique approach called Project Assurance®, which represents the Company’s commitment to reliable service delivery, program-level therapeutic expertise, easy, global access to knowledge and involved senior management.

To learn more about PRA International, please visit http://www.prainternational.com or call our World Headquarters at +1 (703) 464-6300.